Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
IRONCLAD PERFORMANCE WEAR CORPORATION,
a Nevada corporation
(the “Corporation”)

ARTICLE I
OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Nevada shall be in the City of Las Vegas, Nevada, or such other place as may be fixed by the Corporation’s Board of Directors (the “Board of Directors”).

SECTION 2. OTHER OFFICES. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
CORPORATE SEAL

If the Corporation has a corporate seal, it shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal-Nevada”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The existence and use of a corporate seal is optional. Nonuse of a seal shall not in any way affect the legality of any document to which the Corporation is a party.

ARTICLE III
STOCKHOLDERS’ MEETINGS

SECTION 1. PLACE OF MEETINGS. Meetings of the stockholders of the Corporation (each, a “Stockholder”, and collectively, the “Stockholders”) shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 2 of Article I hereof.

SECTION 2. ANNUAL MEETING.

(a)                The annual meeting of the Stockholders, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Failure to hold an annual meeting shall not work to dissolve the Corporation or pierce the corporate veil other than as required by applicable law. If directors are not elected during any calendar year, the Corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his or her duties until his or her successor has been elected.

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(b)                 At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a Stockholder who (1) was a beneficial owner of shares of the Corporation at the time of giving the notice provided for in this Section 2(b) of Article III, (2) is entitled to vote at the meeting and (3) has complied with this Section 2(b) of Article III in all applicable respects. For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year’s annual meeting. Solely in the event that no annual meeting was held in the preceding year or the date of the current year’s annual meeting has been changed by more than thirty (30) days from the first (1st) anniversary of the preceding year’s annual meeting, then (A) notice by the Stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such current year’s annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such current year’s annual meeting or, (B) in the event public announcement of the date of such current year’s annual meeting is first made by the Corporation fewer than seventy (70) days prior to the date of such current year’s annual meeting, notice by the Stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such current year’s annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above. A Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the Stockholder, (D) any material interest of the Stockholder in such business and (E) any other information that is required to be provided by the Stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his, her or its capacity as a proponent to a Stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a Stockholder proposal in the proxy statement and form of proxy for a Stockholder’s meeting, Stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws (these “Bylaws”) to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2(b) of Article III. The chairman of the annual meeting shall, if not previously determined by the Board and if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2(b) of Article III, and, if he or she should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the meeting shall not be transacted.

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(c)                Only persons who are confirmed in accordance with the procedures set forth in this Section 2(c) of Article III shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of Stockholders by or at the direction of the Board of Directors or by any Stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in Section 2(b) of Article III and this Section 2(c) of Article III. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of Section 2(b) of Article III. Such Stockholder’s notice shall set forth (i) as to each person, if any, whom the Stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the Stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such Stockholder giving notice, the information required to be provided pursuant to Section 2(b) of Article III. At the request of the Board of Directors, any person nominated by a Stockholder for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in the Stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2(b) of Article III and this Section 2(c) of Article III, including the giving of timely notice in accordance with the procedures set forth in Section 2(b) of Article III. The chairman of the meeting shall, if not previously determined by the Board and if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

(d)               For purposes of this Section 2 of Article III, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

SECTION 3. SPECIAL MEETINGS.

(a)                Special meetings of the Stockholders may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors, shall determine.

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(b)               If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of the Board of Directors, the Chief Executive Officer of the Corporation, or the Secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the Stockholders entitled to vote, in accordance with the provisions of Section 4 of this Article III. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 3(b) of Article III shall be construed as limiting, fixing, or affecting the time when a meeting of Stockholders called by action of the Board of Directors may be held.

SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law or the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), written notice of each meeting of Stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. A copy of the notice shall be personally delivered or mailed postage prepaid to each Stockholder of record entitled to vote at the meeting at the address appearing on the records of the Corporation, or delivered as provided in Section 75.150 of the Nevada Revised Statutes, as amended from time to time. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. Notice of the time, place and purpose of any meeting of Stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any Stockholder by his, her or its attendance thereat in person or by proxy, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any Stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 5. QUORUM. At all meetings of Stockholders, except where a greater requirement is provided by statute or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Corporation’s common voting stock shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of Stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. Stockholders may not participate in a meeting of Stockholders through electronic communications, videoconferencing, teleconferencing or other available technology which allows the Stockholders to communicate simultaneously or sequentially unless the Board

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of Directors approves such participation for such meeting. The Stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all actions taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by law or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

SECTION 6. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of Stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

SECTION 7. VOTING RIGHTS. For the purpose of determining those Stockholders entitled to vote at any meeting of the Stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 4 of Article VII, shall be entitled to vote at any meeting of Stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a Stockholder. Except as otherwise provided by law, no proxy shall be voted after six (6) months from its date of creation unless the proxy provides for a longer period which may not exceed seven (7) years from the date of its creation.

SECTION 8. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his, her or its act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if

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more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary of the Corporation shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of Section 8(c) of this Article III shall be a majority or even-split in interest.

SECTION 9. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any Stockholder who is present.

SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a written consent thereto is signed by Stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

SECTION 11. ORGANIZATION.

(a)                At every meeting of Stockholders, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the President of the Corporation, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the Stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary of the Corporation directed to do so by the President of the Corporation, shall act as secretary of the meeting.

(b)               The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of Stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

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ARTICLE IV
DIRECTORS

SECTION 1. NUMBER AND QUALIFICATION. The authorized number of directors of the Corporation shall be not less than one (1) nor more than nine (9) as fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be Stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the Stockholders called for that purpose in the manner provided in these Bylaws.

SECTION 2. POWERS. The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by law or by the Articles of Incorporation.

SECTION 3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Members of the Board of Directors shall hold office until the next succeeding annual meeting of Stockholders and until their successors have been duly elected and qualified.

SECTION 4. VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by Stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

SECTION 5. RESIGNATION. Any director may resign at any time by delivering his or her written resignation to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary of the Corporation or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

SECTION 6. REMOVAL. Except as otherwise provided by law, any director or one or more of the incumbent directors may be removed from office, with or without cause, by the vote of the Stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

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SECTION 7. MEETINGS.

(a)                ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of the Stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)               REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the Corporation required to be maintained pursuant to Section 2 of Article I hereof. Unless otherwise provided by the Articles of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the state of Nevada which has been designated by resolution of the Board of Directors or the written consent of all directors.

(c)                SPECIAL MEETINGS. Unless otherwise provided by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board of the Directors, the President of the Corporation or any two (2) of the directors.

(d)               TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)                NOTICE OF MEETINGS. Notice of the time and place of all regular and special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, electronic mail or other electronic means as provided in Section 75.150 of the Nevada Revised Statutes, as amended from time to time, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)                WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

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SECTION 8. QUORUM AND VOTING.

(a)                Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 1 of Article XI hereof, for which a quorum shall be one-third (1/3) of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation or these Bylaws, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation or these Bylaws; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)               At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

SECTION 9. ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 10. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

SECTION 11. COMMITTEES.

(a)                EXECUTIVE COMMITTEE. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation, the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to

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dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopting an agreement of merger or consolidation, (iii) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amending these Bylaws.

(b)               OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)                TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of Sections 11(a) or 11(b) of this Article IV may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)               MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 11 of Article IV shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director

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attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

SECTION 12. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the President of the Corporation, or if the President of the Corporation is absent, the most senior Vice President of the Corporation, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary of the Corporation directed to do so by the President of the Corporation, shall act as secretary of the meeting.

ARTICLE V
OFFICERS

SECTION 1. OFFICERS DESIGNATED. The officers of the Corporation shall include a President, a Secretary, and a Treasurer, or the equivalent thereof. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents of the Corporation, or the equivalent thereof, with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers of the Corporation as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

SECTION 2. TENURE AND DUTIES OF OFFICERS.

(a)                GENERAL. All officers of the Corporation shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer of the Corporation elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. If the office of any officer of the Corporation becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)               DUTIES OF PRESIDENT. The President of the Corporation shall preside at all meetings of the Stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer of the Corporation has been elected Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President of the Corporation shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

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(c)                DUTIES OF SECRETARY. The Secretary of the Corporation shall attend all meetings of the Stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary of the Corporation shall give notice in conformity with these Bylaws of all meetings of the Stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary of the Corporation shall perform all other duties given him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President of the Corporation may direct any Assistant Secretary of the Corporation to assume and perform the duties of the Secretary of the Corporation in the absence or disability of the Secretary of the Corporation, and each Assistant Secretary of the Corporation shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President of the Corporation shall designate from time to time.

(d)               DUTIES OF TREASURER. The Treasurer of the Corporation shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President of the Corporation. The Treasurer of the Corporation, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer of the Corporation shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President of the Corporation shall designate from time to time.

SECTION 3. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation to any other officer or agent of the Corporation, notwithstanding any provision hereof.

SECTION 4. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

SECTION 5. REMOVAL. Any officer of the Corporation may be removed from office at anytime, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the Board of Directors in office at the time, or by any committee or superior officers of the Corporation upon whom such power of removal may have been conferred by the Board of Directors.

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ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 1. EXECUTION OF CORPORATE INSTRUMENT. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers of the Corporation, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President of the Corporation, and by the Secretary or Treasurer of the Corporation or any Assistant Secretary or Assistant Treasurer of the Corporation. All other instruments and documents requiting the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer of the Corporation, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 2. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President of the Corporation.

ARTICLE VII
SHARES OF STOCK

SECTION 1. FORM OF REPRESENTATION; CERTIFICATED SHARES. The shares of stock of the Corporation may be represented by certificates or may be uncertificated. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed by or in the name of the

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Corporation by the Chairman of the Board of Directors, or the President or any Vice President of the Corporation and by the Treasurer or Assistant Treasurer of the Corporation or the Secretary or Assistant Secretary of the Corporation, representing the number of shares registered in certificate form owned by him, her or it in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar of the Corporation who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar of the Corporation before such certificate is issued, it may be issued with the same effect as if he, she or it were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 1 of Article VII or otherwise required by law or with respect to this Section 1 of Article VII a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his, her or it legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 3. TRANSFERS.

(a)                Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)               The Corporation shall have power to enter into and perform any agreement with any number of Stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such Stockholders in any manner not prohibited by the laws of Nevada.

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SECTION 4. FIXING RECORD DATES.

(a)                In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)               In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 1 of Article VII hereof), may be signed by the Chairman of the Board of Directors, the President or any Vice President of the Corporation, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary of the Corporation, or the Treasurer or an Assistant Treasurer of the Corporation; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such

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bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors or bear imprinted thereon the facsimile signature of such person. In case any officer of the Corporation who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX
DIVIDENDS

SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 2. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI
IMMUNITY AND INDEMNIFICATION

SECTION 1. INDIVIDUAL LIABILITY OF DIRECTORS AND OFFICERS AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a)                INDIVIDUAL LIABILITY. Except as otherwise provided under Nevada law, directors and officers will not be individually liable to the Corporation or its Stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

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(i)               The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

(ii)               The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b)               DIRECTORS AND OFFICERS. The Corporation will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under Nevada law or (D) such indemnification is required to be made pursuant to these Bylaws.

(c)                EXPENSE. The Corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer of the Corporation in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these Bylaws.

No advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

ARTICLE XII
NOTICES

SECTION 1. NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any Stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his, her or its last known post office address as shown by the stock record of the Corporation or its transfer agent,

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or delivered as provided in Section 75.150 of the Nevada Revised Statutes, as amended from time to time.

SECTION 2. NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in Section 1 of this Article XII, or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director.

SECTION 3. AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the Stockholder or Stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

SECTION 4. TIME NOTICES DEEMED GIVEN. All notices given by mail, as described in Section 1 of this Article XII, shall be deemed to have been given as at the time of mailing, and all notices given by electronic means shall be deemed to have been given as provided in Section 75.150 of the Nevada Revised Statutes, as amended from time to time.

SECTION 5. METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

SECTION 6. FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any Stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him, her or it in the manner described in this Article XII, shall not be affected or extended in any manner by the failure of such Stockholder or such director to receive such notice.

SECTION 7. NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of Nevada law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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SECTION 8. NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or these Bylaws, to any Stockholder to whom (a) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (b) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to such person at his, her or its address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his, her or its then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of Nevada law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section 8 of Article XII.

ARTICLE XIII
FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court of Clark County in the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Nevada Revised Statutes, as amended, or the Corporation’s Articles of Incorporation or Bylaws, each as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV
AMENDMENTS

The Board of Directors shall have the power to adopt, amend, or repeal these Bylaws.

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